UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2005

REMEC, INC.

(Exact name of registrant as specified in its charter)

California	001-16541	95-3814301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3790 Via de la Valle, Del Mar, CA 92014

(Address of principal executive offices, with zip code)

(858) 505-3713

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 20, 2005, REMEC, Inc. (“REMEC”) completed the sale of its wholly owned subsidiary, REMEC Defense & Space, Inc. (“REMEC Defense & Space”), to Chelton Microwave Corporation (“Chelton Microwave”) for $260,000,000 in cash, subject to certain post-closing adjustments and the assumption of certain liabilities by Chelton Microwave. The sale of REMEC Defense & Space was made pursuant to an Agreement and Plan of Merger, dated December 20, 2004, by and among REMEC, REMEC Defense & Space, Chelton Microwave and Chelton RDS Acquisition Corp., a wholly owned subsidiary of Chelton Microwave. Prior to this transaction, no material relationship existed between REMEC and Chelton Microwave, or their respective affiliates, directors or officers, or any associates of their directors or officers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

REMEC also completed a reclassification of its common stock (the “Reclassification”) on May 20, 2005 by filing a Certificate of Amendment to its Restated Articles of Incorporation with the Secretary of State of the State of California. In the Reclassification, each share of common stock outstanding at the close of trading on the Nasdaq National Market on May 20, 2005 (the “Existing Common Stock”) was converted into 0.446 of a share of common stock and one share of redemption stock. Immediately following the Reclassification, the redemption stock was converted into a right to receive $2.80 per share (the “Redemption”). As a result of the Reclassification and Redemption, each holder of one share of Existing Common Stock at the close of trading on the Nasdaq National Market on May 20, 2005 will receive 0.446 of a share of common stock and $2.80 in cash. The common stock issued in the Reclassification has the same rights, preferences and privileges as the Existing Common Stock, and is expected to be trading on the Nasdaq National Market on May 23, 2005. The purpose of the Reclassification and Redemption was to allow REMEC to distribute approximately $177,000,000 of the consideration it received from the sale of REMEC Defense & Space to its shareholders.

On May 20, 2005, REMEC issued a press release announcing the completion of the sale of REMEC Defense & Space and the Reclassfication and Redemption. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The pro forma financial information required by Article 11 of Regulation S-X will be supplied in an amendment to this Current Report on Form 8-K to be filed within four business days after May 20, 2005.

(c) Exhibits

The following exhibits are filed with this current report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 20, 2004, by and among REMEC, Inc., REMEC Defense & Space, Inc., Chelton Microwave Corporation and Chelton RDS Acquisition Corp. (1)

3.1	Certificate of Amendment of Restated Articles of Incorporation of REMEC, Inc. (2)

99.1	Press Release, dated May 20, 2005.

(1)	Incorporated by reference to Annex A to REMEC, Inc.’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 21, 2005.
(2)	Incorporated by reference to Annex B to REMEC, Inc.’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC, INC.

Date: May 20, 2005	By:	/s/ Donald J. Wilkins
Donald J. Wilkins
Senior Vice President, General Counsel and Secretary